Exhibit 99.1

Contacts:	Roy I. Lamoreaux	Al Swanson
	Director, Investor Relations	Senior Vice President, CFO
	713/646-4222 – 800/564-3036	713/646-4455 – 800/564-3036

FOR IMMEDIATE RELEASE

PAA Natural Gas Storage Reports

Third-Quarter 2010 Results

(Houston — November 3, 2010) PAA Natural Gas Storage, L.P. (NYSE: PNG) today reported net income of $9.6 million as compared to pro forma net income for the third quarter of 2009 of $5.5 million. Net income per diluted unit for the third quarter 2010 equaled approximately $0.21.  The Partnership reported earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $14.2 million for the third quarter 2010, compared with pro forma EBITDA of $10.9 million for the third quarter 2009.  (Due to a change in accounting basis during the third quarter 2009, results for the historical period are reflected as pro forma to assist in comparing current and historical periods.  For additional information regarding the pro forma presentation, please see footnotes in the following tables.)

The Partnership’s reported results include items that affect comparability between reporting periods. These items are excluded from adjusted results, as further described in the second table below.  Accordingly, the Partnership’s third-quarter 2010 adjusted net income and adjusted EBITDA were $10.3 million and $14.9 million, respectively, as compared to third-quarter 2009 pro forma adjusted net income and pro forma adjusted EBITDA of $6.4 million and $11.8 million, respectively.  The Partnership’s adjusted net income per diluted unit equaled $0.23 per diluted unit. (See the section of this release entitled “Non-GAAP and Segment Financial Measures” and the tables included with this press release for discussion of adjusted EBITDA and other non-GAAP financial measures, and reconciliations of such measures to the comparable GAAP measures.)

“PNG delivered operating and financial results in line with the midpoint of our guidance range during the quarter, and made solid progress towards our organic growth capital program,” stated Dean Liollio, President of PAA Natural Gas Storage.  “We believe the contracted nature of PNG’s existing capacity combined with our strong financial capabilities provide a stable base from which to continue to grow organically and to actively pursue acquisitions.”

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333 Clay Street, Suite 1500          Houston, Texas 77002          713-646-4100 / 800-564-3036

The following tables present certain selected financial information for the applicable periods (amounts in thousands):

	PNG	PNG Pro Forma (1)	PNG	PNG Pro Forma (1)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Revenues
Firm Storage Services
Reservation fees	$22,487	$16,854	$62,172	$45,254
Cycling fees and fuel-in-kind	1,286	1,143	3,885	3,415
Hub Services	689	825	3,625	3,331
Other	621	8	1,764	1,299
Total revenue	25,083	18,830	71,446	53,299

Storage related costs	(5,101)	(3,126)	(16,624)	(9,794)
Operating costs (except those shown below)	(1,720)	(2,148)	(5,144)	(5,716)
Fuel expense	(611)	(211)	(1,665)	(1,987)
General and administrative expenses	(3,409)	(2,474)	(11,163)	(6,185)
Interest income and other income (expense), net	(6)	10	(12)	456
EBITDA	$14,236	$10,881	$36,838	$30,073

Equity compensation expense	671	933	1,514	1,237
Mark-to-market of open derivative positions	—	—	(370)	—
Adjusted EBITDA	$14,907	$11,814	$37,982	$31,310

Reconciliation to net income
Depreciation, depletion and amortization	(3,867)	(2,584)	(10,323)	(8,533)
Interest expense, net of capitalized interest	(749)	(2,675)	(6,540)	(8,554)
Income tax expense	—	(119)	—	(473)
Adjusted Net Income	$10,291	$6,436	$21,119	$13,750

Equity compensation expense	(671)	(933)	(1,514)	(1,237)
Mark-to-market of open derivative positions	—	—	370	—
Net income	$9,620	$5,503	$19,975	$12,513

(1)             In September 2009, Plains All American Pipeline, L.P. became the sole owner of a predecessor of PNG by acquiring an additional 50% interest in that predecessor.   Application of push-down accounting in conjunction with this transaction resulted in financial information for periods prior to and subsequent to this transaction being prepared under a different basis of accounting.  For comparison purposes, the Pro forma presentation places the subject period on the same basis of accounting as the most recent period.  The following items were impacted by the adjustment: General and administrative expenses, Depreciation, depletion and amortization and Interest expense.  The net impact of the pro forma adjustments were $1.1 million and $4.0 million decreases to Net Income and $0.3 million and $1.2 million decreases in EBITDA and Adjusted EBITDA for the respective three and nine-month periods ending September 30, 2009.

Third-quarter 2010 adjusted EBITDA increased approximately 26% over the prior year period.  This increase was primarily attributable to additional capacity being placed into service at Pine Prairie, partially offset by higher storage related costs (attributable to additional storage and pipeline capacity leased from third parties) and higher general and administrative expenses (primarily attributable to continued expansion of our business, the establishment of a commercial optimization group and the administrative costs associated with being a public company).  Current period adjusted EBITDA was negatively affected by a charge totaling approximately $0.6 million related to subleasing third-party firm transportation rights for the period extending from October 2010 through August 2011.

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333 Clay Street, Suite 1500          Houston, Texas 77002          713-646-4100 / 800-564-3036

The following table highlights the selected items that the Partnership believes impact comparability of financial results between reporting periods (amounts in thousands, except per unit amounts):

	PNG (1)		PNG Predecessor (1)
Selected Items Impacting Comparability - Income / (Expense):	Three Months Ended September 30, 2010	September 3, 2009 through September 30, 2009	July 1, 2009 through September 2, 2009
Equity compensation charge	$671	$933	$—
Mark-to-market of open derivative positions	—	—	—
Selected items impacting comparability	$671	$933	$—

Selected items impacting comparability	671	n/a	n/a
Less: GP 2% portion of selected items impacting comparability	(13)	n/a	n/a
LP 98% portion of selected items impacting comparability	$658	n/a	n/a

Impact to basic net income per limited partner unit (3)	$0.02	n/a	n/a
Impact to diluted net income per limited partner unit (3)	$0.02	n/a	n/a

	PNG (1)		PNG Predecessor (1)
	Nine Months Ended September 30, 2010	September 3, 2009 through September 30, 2009	January 1, 2009 through September 2,
Equity compensation charge	$1,514	$933	$304
Mark-to-market of open derivative positions	(370)	—	—
Selected items impacting comparability	$1,144	$933	$304

Selected items impacting comparability (2)	1,154	n/a	n/a
Less: GP 2% portion of selected items impacting comparability (2)	(23)	n/a	n/a
LP 98% portion of selected items impacting comparability	$1,131	n/a	n/a

Impact to basic net income per limited partner unit (3)	$0.02	n/a	n/a
Impact to diluted net income per limited partner unit (3)	$0.02	n/a	n/a

(1) In September 2009, Plains All American Pipeline, L.P. became the sole owner of a predecessor of PNG by acquiring an additional 50% interest in that predecessor.   Application of push-down accounting in conjunction with this transaction resulted in financial information for periods prior to (designated as “PNG Predecessor”) and subsequent to (designated as “PNG”) this transaction being prepared under different bases of accounting.

(2) Attributable to post-IPO period, May 5, 2010 through September 30, 2010.

(3) Series B subordinated units are not entitled to cash distributions unless and until they convert to Series A subordinated units or common units, which conversion is contingent on our meeting both certain distribution levels and certain in-service operational requirements at our Pine Prairie facility.  As a result, the Series B subordinated units are not included in the calculation of basic or diluted net income per unit amounts.

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333 Clay Street, Suite 1500          Houston, Texas 77002          713-646-4100 / 800-564-3036

The Partnership’s Common units and Series A subordinated units outstanding as of September 30, 2010 totaled 43.5 million.  An additional 13.5 million Series B subordinated units (which do not receive distributions) are outstanding and do not convert to Series A subordinated units unless certain performance conditions are met. At September 30, 2010, the Partnership had approximately $222 million of borrowings outstanding on its $400 million revolving credit facility.

The Partnership has announced a quarterly distribution of $0.3375 ($1.35 on an annualized basis) per unit.  This amount is equal to the Partnership’s minimum quarterly distribution, and is payable November 12, 2010 on its outstanding Common units and Series A subordinated units.

Prior to its November 4th conference call, the Partnership will furnish a current report on Form 8-K, which will include material in this press release and financial and operational guidance for the fourth quarter 2010 and preliminary guidance for 2011.  A copy of the Form 8-K will be available on the Partnership’s website at www.pnglp.com.

Non-GAAP and Segment Financial Measures

In this release, the Partnership’s adjusted EBITDA disclosure is not presented in accordance with generally accepted accounting principles and is not intended to be used in lieu of GAAP presentations of net income. Adjusted EBITDA is presented because it is a measure used by management to evaluate segment performance and because we believe it provides additional information with respect to both the performance of our fundamental business activities as well as our ability to meet our future debt service, capital expenditures and working capital requirements. We also believe that adjusted EBITDA is used to assess our operating performance compared to other publicly traded partnerships in the midstream energy industry, without regard to financing methods, capital structure or historical cost basis.  In addition, we present selected items that impact the comparability of our operating results as additional information that may be helpful to your understanding of our financial results. We consider an understanding of these selected items impacting comparability to be material to our evaluation of our operating results and prospects. Although we present selected items that we consider in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, mechanical interruptions, acquisitions and numerous other factors. These types of variations are not separately identified in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Quarterly Report on Form 10-Q.

A reconciliation of adjusted EBITDA to net income for the periods presented is included in the tables of this release. In addition, the Partnership maintains on its website (www.pnglp.com) a reconciliation of all non-GAAP financial information, such as adjusted EBITDA, to the most comparable GAAP measures. To access the information, investors should click on the “Investor Relations” link on the Partnership’s home page and then the “Non-GAAP Reconciliation” link on the Investor Relations page.

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333 Clay Street, Suite 1500          Houston, Texas 77002          713-646-4100 / 800-564-3036

Conference Call

The Partnership will host a joint conference call with Plains All American Pipeline, L.P. at 11:00 AM (Eastern) on Thursday, November 4, 2010 to discuss the following items:

1.               The Partnership’s third-quarter 2010 performance;

2.               The status of expansion projects;

3.               Capitalization and liquidity;

4.               Financial and operating guidance for the fourth quarter 2010 and preliminary guidance for 2011; and

5.               The Partnership’s outlook for the future.

Webcast Instructions

To access the Internet webcast, please go to the Partnership’s website at www.pnglp.com, choose “Investor Relations,” and then choose “Conference Calls.”  Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership’s website.

Alternatively, you may access the live conference call by dialing toll free 800-230-1092. International callers should dial 612-288-0329. No password is required. You may access the slide presentation accompanying the conference call a few minutes prior to the call under the Conference Call Summaries portion of the Conference Calls tab of the Investor Relations section of PNG’s website at www.pnglp.com.

Telephonic Replay Instructions

To listen to a telephonic replay of the conference call, please dial 800-475-6701, or, for international callers, 320-365-3844, and replay access code 173756.  The replay will be available beginning Thursday, November 4, 2010, at approximately 12:00 PM (Central) and continue until 11:59 PM (Central) Saturday, December 4, 2010.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from results anticipated in the forward-looking statements.  These risks and uncertainties include, among other things, the impact of operational and commercial factors that could result in an inability on our part to satisfy our contractual commitments and obligations, including the impact of equipment performance, cavern operating pressures and cavern temperature variances; risks related to the development and operation of natural gas storage facilities; failure to implement or execute planned internal growth projects on a timely basis and within targeted cost projections; interruptions in service and fluctuations in tariffs or volumes on third party pipelines; general economic, market or business conditions and the amplification of other risks caused by volatile financial markets, capital constraints and pervasive liquidity concerns; the successful integration and future performance of acquired assets or businesses; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; the impact of current and future laws, rulings, governmental regulations, accounting standards and statements and related interpretations; significantly reduced volatility in natural gas markets for an extended period of time; factors affecting demand for natural gas and natural gas storage services and the rates we are able to charge for such services; our ability to maintain or replace expiring storage contracts at attractive rates and on other favorable terms; the effects of competition; shortages or cost increases of power supplies, materials or

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333 Clay Street, Suite 1500          Houston, Texas 77002          713-646-4100 / 800-564-3036

labor; weather interference with business operations or project construction; our ability to receive open credit from our suppliers and trade counterparties; continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business; the effectiveness of our risk management activities; the availability of, and our ability to consummate, acquisition or combination opportunities; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; increased costs or unavailability of insurance; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plan; future developments and circumstances at the time distributions are declared; and other factors and uncertainties inherent in the development and operation of natural gas storage facilities discussed in the Partnership’s filings with the Securities and Exchange Commission.

PNG is a publicly traded master limited partnership engaged in the development, acquisition, operation and commercial management of natural gas storage facilities. The Partnership currently owns and operates two natural gas storage facilities located in Louisiana and Michigan, which together have an aggregate working gas storage capacity of approximately 50 Bcf. The Partnership’s general partner, as well as the majority of the Partnership’s limited partner interests, is owned by Plains All American Pipeline, L.P (NYSE: PAA). The Partnership is headquartered in Houston, TX.

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333 Clay Street, Suite 1500          Houston, Texas 77002          713-646-4100 / 800-564-3036

PAA NATURAL GAS STORAGE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per unit data)

	PNG (1)		PNG Predecessor (1)	PNG (1)		PNG Predecessor (1)
	Three Months Ended September 30, 2010	September 3, 2009 through September 30, 2009	July 1, 2009 through September 2, 2009	Nine Months Ended September 30, 2010	September 3, 2009 through September 30, 2009	January 1, 2009 through September 2, 2009

REVENUES	$25,083	$6,370	$12,460	$71,446	$6,370	$46,929

COSTS AND EXPENSES
Storage related costs	5,101	1,002	2,124	16,624	1,002	8,792
Other operating costs (except those shown below)	1,720	896	1,252	5,144	896	4,820
Fuel expense	611	171	40	1,665	171	1,816
General and administrative expenses	3,409	1,383	781	11,163	1,383	3,562
Depreciation, depletion and amortization	3,867	770	1,887	10,323	770	8,054
Total costs and expenses	14,708	4,222	6,084	44,919	4,222	27,044
Operating income	10,375	2,148	6,376	26,527	2,148	19,885
OTHER INCOME (EXPENSE)
Interest expense, net of capitalized interest	(749)	(1,140)	(676)	(6,540)	(1,140)	(4,352)
Interest income	1	—	13	2	—	139
Income tax expense	—	—	(119)	—	—	(473)
Gain on interest rate swaps	—	—	—	—	—	336
Other income (expense)	(7)	(2)	(1)	(14)	(2)	(17)
Net income	$9,620	$1,006	$5,593	$19,975	$1,006	$15,518

CALCULATION OF LIMITED PARTNERS NET INCOME:
Net Income (2)	$9,620	n/a	n/a	$14,547	n/a	n/a
Less general partner interest in net income	192	n/a	n/a	291	n/a	n/a
Limited partner interest in net income	$9,428	n/a	n/a	$14,256	n/a	n/a

Net income per limited partner unit - basic	$0.21	n/a	n/a	$0.32	n/a	n/a
Net income per limited partner unit - diluted	$0.21	n/a	n/a	$0.32	n/a	n/a

Limited partner units outstanding - basic (3)	44,520	n/a	n/a	44,902	n/a	n/a
Limited partner units outstanding - diluted (3)	44,525	n/a	n/a	44,907	n/a	n/a

OPERATING DATA

(In thousands, except capacity and operating metric data)

	PNG (1)		PNG Predecessor (1)	PNG (1)		PNG Predecessor (1)
	Three Months Ended September 30, 2010	September 3, 2009 through September 30, 2009	July 1, 2009 through September 2, 2009	Nine Months Ended September 30, 2010	September 3, 2009 through September 30, 2009	January 1, 2009 through September 2, 2009

Net revenue margin (4)	$19,982	$5,368	$10,336	$54,822	$5,368	$38,137
Operating costs / G&A / Other	(5,075)	(1,519)	(2,061)	(16,840)	(1,519)	(9,436)
Adjusted EBITDA	$14,907	$3,849	$8,275	$37,982	$3,849	$28,701

Average working storage capacity (Bcf) (5)
Pine Prairie	24.0	14.0	14.0	20.0	14.0	10.0
Bluewater	26.0	26.0	26.0	26.0	26.0	26.0
	50.0	40.0	40.0	46.0	40.0	36.0

Monthly Operating Metrics ($/Mcf)
Net revenue margin (4)	$0.13	$0.13	$0.13	$0.13	$0.13	$0.13
Operating costs / G&A / Other	(0.03)	(0.04)	(0.03)	(0.04)	(0.04)	(0.03)
Adjusted EBITDA	$0.10	$0.09	$0.10	$0.09	$0.09	$0.10

(1) In September 2009, Plains All American Pipeline, L.P. became the sole owner of a predecessor of PNG by acquiring an additional 50% interest in that predecessor.   Application of push-down accounting in conjunction with this transaction resulted in financial information for periods prior to (designated as “PNG Predecessor”) and subsequent to (designated as “PNG”) this transaction being prepared under different bases of accounting.

(2) Attributable to post-IPO period, May 5, 2010 through September 30, 2010.

(3) Series B subordinated units are not entitled to cash distributions unless and until they convert to Series A subordinated units or common units, which conversion is contingent on our meeting both certain distribution levels and certain in-service operational requirements at our Pine Prairie facility.  As a result, the Series B subordinated units are not included in the calculation of basic or diluted net income per unit amounts.

(4) Net revenue margin equals total revenues minus storage related costs.

(5) Reflects 10 Bcf of working gas storage capacity placed into service at Pine Prairie in the second quarter of 2010.

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333 Clay Street, Suite 1500          Houston, Texas 77002          713-646-4100 / 800-564-3036

PAA NATURAL GAS STORAGE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(In thousands)

	September 30,	December 31,
	2010	2009
ASSETS
Current assets	$15,344	$12,243
Property and equipment, net	861,356	813,263
Base gas	37,498	27,927
Goodwill and intangibles, net	47,880	46,974

Total assets	$962,078	$900,407

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$11,698	$16,044
Note payable to PAA	—	450,523
Long-term debt under credit facilities	221,500	—
Other long-term liabilities	94	1,096

Total liabilities	233,292	467,663

Total partners’ capital and members’ capital	728,786	432,744

Total liabilities, partners’ capital and members’ capital	$962,078	$900,407

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333 Clay Street, Suite 1500          Houston, Texas 77002          713-646-4100 / 800-564-3036

PAA NATURAL GAS STORAGE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED EARNINGS PER LIMITED PARTNER UNIT

(In thousands, except per unit data)

	PNG (1)	PNG Predecessor (1)	PNG (1)	PNG Predecessor (1)
	Three Months Ended September 30,	Three Months Ended September 30,	May 5, 2010 through September 30,	Nine Months Ended September 30,
	2010	2009	2010	2009
Numerator for basic and diluted earnings per limited partner unit:
Net Income (2)	$9,620	n/a	$14,547	n/a
Less: General partner’s incentive distribution paid (3)	—	n/a	—	n/a
Subtotal	9,620	n/a	14,547	n/a
Less: General partner 2% ownership (3)	(192)	n/a	(291)	n/a
Net income available to limited partners	9,428	n/a	14,256	n/a
Adjustment in accordance with application of the two-class method for MLPs (3)	—	n/a	—	n/a
Net income available to limited partners in accordance with application of the two-class method for MLPs (3)	$9,428	n/a	$14,256	n/a

Denominator:
Basic weighted average number of limited partner units outstanding (4)	44,520	n/a	44,902	n/a
Effect of dilutive securities:
Weighted average LTIP units	5	n/a	5	n/a
Diluted weighted average number of limited partner units outstanding (4)	44,525	n/a	44,907	n/a

Basic net income per limited partner unit	$0.21	n/a	$0.32	n/a

Diluted net income per limited partner unit	$0.21	n/a	$0.32	n/a

(1) In September 2009, Plains All American Pipeline, L.P. became the sole owner of a predecessor of PNG by acquiring an additional 50% interest in that predecessor.   Application of push-down accounting in conjunction with this transaction resulted in financial information for periods prior to (designated as “PNG Predecessor”) and subsequent to (designated as “PNG”) this transaction being prepared under different bases of accounting.

(2) Reflects net income for the post-IPO period, May 5, 2010 through September 30, 2010.

(3) We calculate net income available to limited partners based on the distribution paid during the current quarter (including the incentive distribution interest in excess of the 2% general partner interest).  However, FASB guidance requires that the distribution pertaining to the current period’s net income, which is to be paid in the subsequent quarter, be utilized in the earnings per unit calculation.  After adjusting for this distribution, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the general partner and limited partners in accordance with the contractual terms of the partnership agreement for earnings per unit calculation purposes.  We reflect the impact of the difference in (i) the distribution utilized and (ii) the calculation of the excess 2% general partner interest as the “Adjustment in accordance with application of the two-class method for MLPs.”

(4) Series B subordinated units are not entitled to cash distributions unless and until they convert to Series A subordinated units or common units, which conversion is contingent on our meeting both certain distribution levels and certain in-service operational requirements at our Pine Prairie facility.  As a result, the Series B subordinated units are not included in the calculation of basic or diluted net income per unit amounts.

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333 Clay Street, Suite 1500          Houston, Texas 77002          713-646-4100 / 800-564-3036

PAA NATURAL GAS STORAGE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(In thousands, except per unit data)

	PNG (1)		PNG Predecessor (1)	PNG (1)		PNG Predecessor (1)
	Three Months Ended September 30, 2010	September 3, 2009 through September 30, 2009	July 1, 2009 through September 2, 2009	Nine Months Ended September 30, 2010	September 3, 2009 through September 30, 2009	January 1, 2009 through September 2, 2009

Distributable cash flow (“DCF”)
Net Income	$9,620	$1,006	$5,593	$19,975	$1,006	$15,518
Depreciation, depletion and amortization	3,867	770	1,887	10,323	770	8,054
Net non-cash equity compensation charge	354	933	—	1,043	933	304
Maintenance capital expenditures	(75)	(2)	(170)	(292)	(2)	(384)
Deferred income tax expense	—	—	—	—	—	—
Mark-to-market on open derivative positions	—	—	—	(370)	—	—
Acquisition related costs	—	—	—	—	—	—
Other	—	—	—	—	—	—
DCF	$13,766	$2,707	$7,310	$30,679	$2,707	$23,492

Net income and earnings per limited partner unit excluding selected items impacting comparability

	PNG (1)		PNG Predecessor (1)	PNG (1)		PNG Predecessor (1)
	Three Months Ended September 30, 2010	September 3, 2009 through September 30, 2009	July 1, 2009 through September 2, 2009	Nine Months Ended September 30, 2010	September 3, 2009 through September 30, 2009	January 1, 2009 through September 2, 2009
Net Income	$9,620	$1,006	$5,593	$19,975	$1,006	$15,518
Selected items impacting comparability	671	933	—	1,144	933	304
Adjusted Net Income	$10,291	$1,939	$5,593	$21,119	$1,939	$15,822

Net income available to limited partners in accordance with application of the two-class method for MLPs(2)	$9,428	n/a	n/a	$14,256	n/a	n/a
Limited partners’ 98% of selected items impacting comparability(2)	658	n/a	n/a	1,131	n/a	n/a
Adjusted limited partners’ net income	$10,086	n/a	n/a	$15,387	n/a	n/a

Adjusted basic net income per limited partner unit	$0.23	n/a	n/a	$0.34	n/a	n/a

Adjusted diluted net income per limited partner unit	$0.23	n/a	n/a	$0.34	n/a	n/a

Basic weighted average units outstanding (3)	44,520	n/a	n/a	44,902	n/a	n/a

Diluted weighted average units outstanding (3)	44,525	n/a	n/a	44,907	n/a	n/a

(1) In September 2009, Plains All American Pipeline, L.P. became the sole owner of a predecessor of PNG by acquiring an additional 50% interest in that predecessor.   Application of push-down accounting in conjunction with this transaction resulted in financial information for periods prior to (designated as “PNG Predecessor”) and subsequent to (designated as “PNG”) this transaction being prepared under different bases of accounting.

(2) Attributable to post-IPO period, May 5, 2010 through September 30, 2010.

(3) Series B subordinated units are not entitled to cash distributions unless and until they convert to Series A subordinated units or common units, which conversion is contingent on our meeting both certain distribution levels and certain in-service operational requirements at our Pine Prairie facility.  As a result, the Series B subordinated units are not included in the calculation of basic or diluted net income per unit amounts.

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333 Clay Street, Suite 1500          Houston, Texas 77002          713-646-4100 / 800-564-3036

PAA NATURAL GAS STORAGE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS (continued)

(in thousands)

	PNG (1)		PNG Predecessor (1)	PNG (1)		PNG Predecessor (1)
	Three Months Ended September 30, 2010	September 3, 2009 through September 30, 2009	July 1, 2009 through September 2, 2009	Nine Months Ended September 30, 2010	September 3, 2009 through September 30, 2009	January 1, 2009 through September 2, 2009

Revenues
Firm Storage Services
Reservation fees	$22,487	$5,638	$11,216	$62,172	$5,638	$39,616
Cycling fees and fuel-in-kind	1,286	382	761	3,885	382	3,033
Hub Services	689	343	482	3,625	343	2,988
Other	621	7	1	1,764	7	1,292
Total revenue	25,083	6,370	12,460	71,446	6,370	46,929

Storage related costs	(5,101)	(1,002)	(2,124)	(16,624)	(1,002)	(8,792)
Operating costs (except those shown below)	(1,720)	(896)	(1,252)	(5,144)	(896)	(4,820)
Fuel expense	(611)	(171)	(40)	(1,665)	(171)	(1,816)
General and administrative expenses	(3,409)	(1,383)	(781)	(11,163)	(1,383)	(3,562)
Interest income and other income (expense), net	(6)	(2)	12	(12)	(2)	458
EBITDA	$14,236	$2,916	$8,275	$36,838	$2,916	$28,397

Equity compensation expense	671	933	—	1,514	933	304
Mark-to-market of open derivative positions	—	—	—	(370)	—	—
Adjusted EBITDA	$14,907	$3,849	$8,275	$37,982	$3,849	$28,701

Reconciliation to net income
Depreciation, depletion and amortization	(3,867)	(770)	(1,887)	(10,323)	(770)	(8,054)
Interest expense, net of capitalized interest	(749)	(1,140)	(676)	(6,540)	(1,140)	(4,352)
Income tax expense	—	—	(119)	—	—	(473)
Adjusted Net Income	$10,291	$1,939	$5,593	$21,119	$1,939	$15,822

Equity compensation expense	(671)	(933)	—	(1,514)	(933)	(304)
Mark-to-market of open derivative positions	—	—	—	370	—	—
Net income	$9,620	$1,006	$5,593	$19,975	$1,006	$15,518

(1) In September 2009, Plains All American Pipeline, L.P. became the sole owner of a predecessor of PNG by acquiring an additional 50% interest in that predecessor.   Application of push-down accounting in conjunction with this transaction resulted in financial information for periods prior to (designated as “PNG Predecessor”) and subsequent to (designated as “PNG”) this transaction being prepared under different bases of accounting.

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